Exhibit 3.1

ARTICLES OF INCORPORATION

OF

LAIRD SUPERFOOD, INC.

ARTICLE I

The name of this corporation is Laird Superfood, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Nevada is 701 South Carson Street, Suite 200, Carson City, Nevada 89701. The name of its registered agent at such address is CT Corporation System.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes, as the same exists or may hereafter be amended (the “NRS”).

ARTICLE IV

Section 1. The total number of shares of all classes of stock which the Corporation has authority to issue is 105,000,000 shares, consisting of two classes: 100,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and 5,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”). Subject to the rights of the holders of any series of Preferred Stock and to the extent permitted by the NRS, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation with the power to vote thereon, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

Section 2. The Corporation’s Board of Directors (the “Board of Directors”) is authorized, subject to any limitations prescribed by the law of the state of Nevada, by resolution or resolutions adopted from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Nevada (the “Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series.

Section 3. Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, (i) any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and (ii) any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock or any future class or series of Preferred Stock or Common Stock.

Section 4. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to these Articles of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to these Articles of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock). There shall be no cumulative voting.

Section 5. Dividends may be declared and paid on the Common Stock if, as and when determined by the Board of Directors, subject to any preferential dividend or other rights of any then outstanding Preferred Stock and to the requirements of applicable law.

Section 6. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, subject to any preferential or other rights of any then outstanding Preferred Stock.

ARTICLE V

Section 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided by law. In addition to the powers and authority expressly conferred upon them by statute or by these Articles of Incorporation or the Bylaws of the Corporation (the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of directors constituting the whole Board of Directors shall be fixed from time to time exclusively by resolution adopted by the Board of Directors. Election of directors need not be by written ballot, except as and to the extent provided in the Bylaws.

Section 3. Subject to the rights of the holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the next succeeding annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director shall initially serve for a term expiring at the Corporation’s first annual meeting of stockholders following the date the Common Stock is first publicly traded; provided, further, that the term of each director shall continue until the election and qualification of his or her successor, subject to his or her earlier death, resignation or removal.

Section 4. Subject to the rights of the holders of any series of Preferred Stock then outstanding and except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to these Articles of Incorporation, directors of the Corporation may be removed from office, with or without cause, by the affirmative vote of the holders of at least two-thirds of the voting power in outstanding shares of capital stock of the Corporation entitled to vote at an election of directors.

Section 5. Subject to the rights of the holders of any series of Preferred Stock, any vacancy or newly created directorship in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office for a term ending on the date of the next succeeding annual meeting of stockholders following such director’s election; provided that the term of such director shall continue until the election and qualification of his or her successor, subject to his or her earlier death, resignation or removal.

Section 6. During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification or removal. Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall be reduced accordingly.

Section 7. Subject to the rights of the holders of any series of Preferred Stock, advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

Section 8. Notwithstanding any other provisions of law, these Articles of Incorporation or the Bylaws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article V.

ARTICLE VI

Section 1. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or together with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock.

Section 2. Notwithstanding any other provisions of law, these Articles of Incorporation or the Bylaws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VI.

ARTICLE VII

Section 1. Subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the chairperson of the Board of Directors, or the chief executive officer or president (in the absence of a chief executive officer) of the Corporation, and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting.

Section 2. Notwithstanding any other provisions of law, these Articles of Incorporation or the Bylaws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VII.

ARTICLE VIII

Section 1. In furtherance and not in limitation of the powers conferred upon it by the NRS, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws. The stockholders may not adopt, amend, alter or repeal the Bylaws, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by law and these Articles of Incorporation, by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

Section 2. Notwithstanding any other provisions of law, these Articles of Incorporation or the Bylaws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VIII.

ARTICLE IX

Section 1. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by law. If the NRS or any other law of the State of Nevada is hereafter amended to authorize corporate action further eliminating or limiting the liability of directors and officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS or such other law of the State of Nevada as so amended, automatically and without further action, upon the date of such amendment.

Section 2. The Corporation, to the fullest extent permitted under by law (including, without limitation, NRS 78.7502, NRS 78.751 and NRS 78.752), shall indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

Section 3. The Corporation, to the fullest extent permitted under by law (including, without limitation, NRS 78.7502, NRS 78.751 and NRS 78.752), may indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation.

Section 4. Neither any amendment nor repeal of this Article IX, nor the adoption by amendment of these Articles of Incorporation of any provision inconsistent with this Article IX, shall eliminate, reduce or otherwise adversely affect the effect of this Article IX in respect of any matter occurring, or any action or proceeding accruing or arising, prior to (or that, but for this Article IX, would accrue or arise), or any matter otherwise existing at the time of, such amendment, repeal or adoption of such an inconsistent provision.

Section 5. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article IX.

ARTICLE X

Section 1. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or these Articles of Incorporation or the Bylaws (as either may be amended from time to time), or as to which the Delaware General Corporation Law confers exclusive jurisdiction on the Court of Chancery of the State of Delaware, (iv) any action to interpret, apply, enforce or determine the validity of these Articles of Incorporation or the Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (v) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction; provided that if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. For the avoidance of doubt, nothing in this Article X shall preclude the filing of claims in the federal district courts of the United States of America under the Securities Exchange Act of 1934, as amended, or any successor thereto, or any other claims for which the federal district courts of the United States of America have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the provisions of this Article X.

Section 2. Notwithstanding any other provisions of law, these Articles of Incorporation or the Bylaws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article X.

ARTICLE XI

Notwithstanding any other provision in these Articles of Incorporation to the contrary, and in accordance with the provisions of NRS 78.378, the provisions of NRS 78.378 to 78.3793, inclusive, or any successor statutes, relating to acquisitions of controlling interests in the Corporation shall not apply to the Corporation or to any acquisition of any shares of the Corporation’s capital stock.

ARTICLE XII

If any provision of these Articles of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then (i) such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding, (ii) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby, and (iii) the remaining provisions of these Articles of Incorporation (including, without limitation, each portion of any section of these Articles of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall remain in full force and effect.

ARTICLE XIII

Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by the NRS and these Articles of Incorporation, and all rights conferred upon stockholders, directors or any other persons herein are granted subject to this reservation.

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